Exhibit 10.1

Muvico, LLC

AMC Entertainment Holdings, Inc.

One AMC Way

11500 Ash Street

Leawood, KS 66211

January 29, 2026

Ladies and Gentlemen:

Reference is made to that certain indenture dated as of July 24, 2025 (the “Indenture”), by and among Muvico, LLC, a Texas limited liability company (the “Company”), AMC Entertainment Holdings, Inc., a Delaware corporation (“AMC”), the other guarantors party thereto (together with the Company and AMC, the “Company Parties”) and CSC Delaware Trust Company, as trustee and notes collateral agent, pursuant to which the Company issued its Senior Secured Notes due 2029 (the “Notes”). Capitalized terms used but not defined in this letter agreement (this “Letter Agreement”) are used with the meanings assigned to them in the Indenture.

The Company Parties party hereto and the holders of the Notes identified on the signature pages hereto (each, a “Holder”) each hereby agree as follows:

1.	Agreement to Amend the Indenture.

Each Company Party and each Holder hereby irrevocably (i) agrees to consent to the amendments to the Indenture set forth on Exhibit A hereto (the “Amendments”) for all purposes under the Indenture and (ii) agrees to promptly execute, or to cause to be executed, any supplemental indenture, amendment, consent or other document necessary to give effect to the Amendments. The Company Parties and the Holders agree to cooperate with each other and with the Trustee and the Notes Collateral Agent in good faith to memorialize and effectuate the Amendments as soon as reasonably practicable, and in any event, no later than February 23, 2026 (the “Outside Effective Date”). In connection with the Amendments, each Holder will agree to waive any default or alleged default under the Indenture for any action taken that would comply with the Indenture as amended by the Amendments.

2.	Consent Premium.

In consideration of the Holders’ agreement to and effectuation of the Amendments, the Company Parties agree to pay to the Holders or their designees (notified by Holders to the Company Parties in advance in writing), in the aggregate, a premium equal to $18,919,794.32 (the “Consent Premium”), which shall be payable in shares of AMC’s Class A common stock, par value $0.01 per share (the “Shares”), pro rata based on the percentage of Notes held by each Holder as of the date hereof. The number of Shares to be issued in satisfaction of the Consent Premium shall be determined by dividing the Consent Premium by the product of (i) 85.0% of (ii) the average of the Daily VWAP (as defined herein) of the Shares during the thirty (30) consecutive Trading Days (as defined herein) commencing on January 29, 2026 (such average, the “Consent Premium Share Price”); provided that, (i) in the event that the Consent Premium Share Price is less than $1.25, the Consent Premium Share Price used to calculate the number of Shares to be issued in satisfaction of the Consent Premium shall be $1.25, and (ii) in the event that the Consent Premium Share Price is greater than $1.95, the Consent Premium Share Price used to calculate the number of Shares to be issued in satisfaction of the Consent Premium shall be $1.95. The Shares shall be issued as soon as reasonably practicable following the determination of the average Daily VWAP (and in any event not later than two (2) Business Days (as defined in the Indenture) after the last Trading Day of such thirty (30) consecutive Trading Day period) and in accordance with applicable law and the rules of any relevant securities exchange. The Shares issued pursuant to this provision shall be subject to any applicable restrictions on transfer under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold or otherwise disposed of unless such sale or disposition is registered or exempt from registration under the Securities Act. The Company Parties shall use commercially reasonable efforts to, substantially concurrently with the issuance of the Shares (and in any event on the same Business Day as such issuance), register the Shares received by the Holders for resale by the Holders under the Securities Act pursuant to an automatically effective registration statement on Form S-3 and shall use commercially reasonable efforts to keep such registration statement registering the resale of the Shares effective until the earlier to occur of (A) the date on which all Shares included in the registration statement have been sold thereunder, and (B) such time as each Holder is eligible to sell all its Shares under Rule 144 of the Securities Act without any volume or manner of sale restrictions; provided that, if the Board of Directors of AMC determines reasonably and in good faith, that the filing of any registration statement, prospectus or prospectus supplement with respect to the registration of the Shares would require the Company to make a public disclosure of material non-public information regarding a potential material business combination or other material strategic transaction involving the Company Parties, the premature disclosure of which would reasonably be expected to cause material harm to the Company, then the Company may, upon giving prompt prior written notice to the Holders, delay the filing of any such registration statement, prospectus or prospectus supplement for a period not to exceed thirty (30) days. Notwithstanding the foregoing, if the Company is not a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of such required registration, the Company Parties shall use commercially reasonable efforts to (i) file such registration statement substantially concurrently with the issuance of the Shares (and in any event on the same Business Day as such issuance), and (ii) cause such registration statement to be declared effective by the Securities and Exchange Commission as promptly as reasonably practicable after the filing thereof.

The Company Parties shall provide the counsel for each Holder an opportunity to review the registration statement and the prospectus to the registration statement prior to their filing and consider its comments in good faith. The obligation of the Company Parties to register the Shares shall be conditioned upon the Holders’ cooperation in providing, on a timely basis, any information or documents reasonably requested by the Company Parties or their counsel for purposes of preparing and filing the registration statement, including but not limited to, information required by applicable securities laws and regulations. In connection with the registration of the Shares received by the Holders for resale under the Securities Act pursuant to this Letter Agreement, AMC and the Holders agree to the indemnity and other provisions set forth in Exhibit B.

To the extent any Shares held by a Holder contain a restricted or other legend, in connection with any sale of Shares pursuant to the registration statement or Rule 144, the Company Parties agree to promptly (i) cause a customary opinion of counsel to the Company Parties to be delivered to the transfer agent for the Shares with respect to the removal of such legend and (ii) cause such transfer agent to remove any restricted or other legend, in each case subject to delivery by the Holder of customary certificates reasonably requested by the Company Parties or the transfer agent. In addition, beginning one year after the issuance of the Shares, the Company Parties agree to cause the transfer agent for the Shares to remove any restricted or other legend from all Shares held by the Holders, subject to delivery by the Holders of customary certificates reasonably requested by the Company Parties or the transfer agent.

For purposes of this Section 2:

“Daily VWAP” means, for any Trading Day, the per share volume-weighted average price of the Shares as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AMC US <equity> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one Share on such Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company, which may include any of the Holders). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session of 9:30 a.m. to 4:00 p.m. New York City Time.

“Trading Day” means any day on which trading in Shares generally occurs on the principal U.S. national or regional securities exchange on which the Shares are then listed or, if the Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Shares are then traded. If the Shares are not so listed or traded, then “Trading Day” means a Business Day. A Trading Day will not include after-hours trading or any other trading outside of the regular trading session of 9:30 a.m. to 4:00 p.m. New York City Time.

3.	Company Party Representations.

Each Company Party represents and warrants that:

(a)             Organization; Authorization. Such Company Party is duly organized, validly existing and in good standing under the respective laws of its jurisdiction of organization and has all necessary corporate or similar power and authority to execute and deliver this Letter Agreement and to perform its obligations hereunder.

(b)             Enforceability. This Letter Agreement has been duly authorized, executed and delivered by the Company Parties, and, assuming the due authorization, execution and delivery by the Holders, this Letter Agreement constitutes a legal, valid and binding obligation of the Company Parties, enforceable in accordance with its terms (except as such enforceability may be limited by Bankruptcy Laws (as defined in the Indenture), by general principles of equity and principles of good faith and fair dealing).

(c)             Valid Issuance. The issuance of Shares to the Holders contemplated by this Letter Agreement, has been duly authorized by all necessary corporate action of AMC. AMC has available for issuance the number of Shares required to satisfy the Consent Premium. Such Shares have been duly authorized, and when issued in satisfaction of the Consent Premium, will be validly issued, fully paid and nonassessable and free of pre-emptive, participation, rights of first refusal or similar rights.

4.	Holder Representations.

Each Holder party hereto represents and warrants, severally and not jointly, that:

(a)             Organization; Authorization. Such Holder is duly organized and validly existing under the laws of the jurisdiction of its organization and has all approvals necessary to execute and deliver this Letter Agreement and to perform its obligations hereunder.

(b)             Enforceability. This Letter Agreement has been duly authorized, executed and delivered by it, and, assuming the due authorization, execution and delivery by the other parties hereto, this Letter Agreement constitutes a legal, valid and binding obligation of such Holder, enforceable in accordance with its terms (except as such enforceability may be limited by Bankruptcy Laws (as defined in the Indenture), by general principles of equity and principles of good faith and fair dealing).

(c)             Ownership; Power and Authority. Such Holder is the beneficial or record holder of (or nominee, investment manager, advisor, or subadvisor to one or more beneficial or record holders of), or exercises (or has been granted) control and direction and has (or has been granted as of a recent date) voting and investment discretion over, the Notes set forth beside its name on Schedule I-A hereto, as applicable and has the authority and full power to consent to the Amendments. In addition, such Holder irrevocably agrees not to sell or otherwise trade the Notes held by such Holder as of the date hereof prior to the earlier of (i) the date the Amendments become effective and (ii) the Outside Date.

(d)             Holder Qualifications; No General Solicitation. Such Holder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, or an “accredited investor” as defined in Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act. Such Holder acknowledges that it has not participated in the transactions contemplated by this Letter Agreement as a result of any “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act) by the Company Parties or anyone acting on their behalf, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or on the Internet; any broadcast over radio or television; or any seminar or meeting to which attendees were invited by general solicitation or general advertising.

(e)             No Registration. Such Holder acknowledges and agrees that any securities that may be issued as a part of the transactions contemplated by this Letter Agreement may not be sold or otherwise disposed of unless such sale or other disposition is registered under the Securities Act or is exempt from the registration requirements of the Securities Act.

(f)            Independent Decision; Sophisticated Holder. Such Holder has independently, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Letter Agreement, except that it has relied upon the express representations, warranties, covenants and agreements of the Company Parties in this Letter Agreement, and can bear the economic risk of the transactions contemplated hereby and has sufficient knowledge and experience in financial or business matters that such Holder is capable of evaluating the merits and risks of the transactions contemplated by this Letter Agreement.

5.	Miscellaneous.

(a)             GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS LETTER AGREEMENT AND ANY CLAIMS, CONTROVERSIES, DISPUTES, OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT ARE TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION, OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT, TORT, OR OTHERWISE, BASED UPON OR ARISING OUT OF THIS LETTER AGREEMENT, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION, OR PROCEEDING MAY BE HEARD AND DETERMINED IN NEW YORK STATE COURT, OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.

(b)             TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT.

(c)             Entire Agreement. This Letter Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior discussions or agreements of the same.

(d)             Execution of Agreement. This Letter Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Delivery of an executed signature page by electronic transmission shall be effective as delivery of a manually executed counterpart. Each individual executing this Letter Agreement on behalf of a party has been duly authorized and empowered to execute and deliver this Letter Agreement on behalf of said party.

(e)             Revocation. Each Holder agrees that its consent to the Amendments pursuant to this Letter Agreement is irrevocable and shall not be withdrawn or modified at any time.

(f)              Further Assurances. Each party hereto agrees to execute and deliver such additional documents and to take such further actions as may be reasonably necessary or advisable to carry out the purposes of this Letter Agreement and to give effect to the Amendments.

(g)             Amendments; Waivers. This Letter Agreement may be amended, modified or waived only by a written instrument executed by each of the Company Parties and Holders party hereto. No failure or delay in exercising any right hereunder shall operate as a waiver thereof.

(h)             Binding Effect; Successors. This Letter Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein shall permit any assignment of rights or obligations except as permitted under the Indenture.

(i)               No Third-Party Beneficiaries. This Letter Agreement is for the sole benefit of the parties hereto and their respective permitted successors and assigns, and nothing herein shall confer any rights upon any other person or entity.

(j)               Information Barrier Controls. The Company understands that Holder is engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Company acknowledges and agrees that the representations, warranties and obligations (including any restrictions on trading activity) set forth in this Letter Agreement shall only apply to the trading desk(s) and/or business group(s) of such Holder that principally manages and/or supervises the Holder’s Notes, and shall not apply to any other affiliate, trading desk or business group of Holder separated by a reasonably designed information barrier.

(k)             Legal Fee Reimbursement. The Company Parties agree to, promptly upon demand, pay the reasonable and documented legal fees and expenses of Paul, Weiss, Rifkind, Wharton & Garrison LLP, as counsel to the Holders, incurred in connection with this Letter Agreement (including its execution) and the implementation of the Indenture Amendments in an amount not to exceed $125,000 (the “Legal Fee Cap”); provided that reasonable and documented legal fees and expenses incurred in connection with the enforcement of this Letter Agreement shall not be subject to the Legal Fee Cap.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this Letter Agreement.

Very truly yours,

MUVICO, LLC

By	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

AMC ENTERTAINMENT HOLDINGS, INC.

By	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Executive Vice President, International Operations, Chief Financial Officer and Treasurer

[Signature Page to Side Letter]

[Consenting Holders' signature pages on file with the Company]

Schedule I-A

[Attached]

Exhibit A

Amendments

•	The definition of “Intercreditor Agreements” shall be amended to delete the stricken text and to add the double-underlined text:

““Intercreditor Agreements” means (a) the AMC Group First Lien Pari Passu Intercreditor Agreement; (b) the Muvico Group First Lien/Second Lien Intercreditor Agreement; (c) the Muvico Group First Lien Priority Intercreditor Agreement; (d) the Muvico Group 1.25 Lien Priority Intercreditor Agreement; ~~and~~ (e) if applicable and upon the effectiveness thereof, any other Junior Lien Intercreditor Agreement; and (f) any other intercreditor agreement with respect to any Upsized Term Loan Refinancing Debt or any other Indebtedness (including any Permitted Refinancing) permitted to be incurred and secured by Liens on Collateral hereunder.”

•	Clause (d) of the definition of “Permitted Liens” shall be amended and restated in its entirety as follows:

“(d) (i) Liens securing Indebtedness permitted pursuant to Section 4.05(b)(iv); and (ii) Liens securing Indebtedness permitted pursuant to Section 4.05(b)(xxx);”

•	The definition of “Upsized Term Loan Refinancing Debt” shall be amended to delete the stricken text and to add the double-underlined text:

““Upsized Term Loan Refinancing Debt” means Indebtedness that (i) is pari passu with the Liens securing the Term Loan Obligations on the Issue Date at both the AMC Group and Muvico Group, ~~and~~ (ii) ~~includes~~ may be secured by senior secured Liens on certain assets of the Odeon Group ~~consistent with any limitations on the Liens or collateral securing the Odeon Notes as of the Issue Date~~ and (iii) may include one or more primary obligors and guarantors that are members of the AMC Group, the Muvico Group and/or the Odeon Group (the “Upsized Factors”); and, for the avoidance of doubt and notwithstanding any other provision of the Indenture, any transaction involving such Indebtedness may constitute Permitted Refinancing notwithstanding any Upsized Factors subject to compliance in any event with clause (a) of the definition of “Permitted Refinancing”.”

•	Clause (iv) of Section 4.05(b) of the Indenture shall be amended to delete the stricken text and to add the double-underlined text:

“(iv) Indebtedness under the Odeon Notes outstanding on the Issue Date and any Permitted Refinancing thereof; provided that the amount of Indebtedness (including any Permitted Refinancing) allowed to be incurred pursuant to this Section 4.05(b)(iv) shall be permanently reduced by the principal amount (valued at par) of any repayments, prepayments, redemptions, repurchases or other acquisitions by AMC or its Subsidiaries or other retirements (together, “Debt Retirements”) (with such Debt Retirement being made without the proceeds of any Permitted Refinancing) of Indebtedness incurred under this Section 4.05(b)(iv) made on or after the date hereof; provided further that notwithstanding ~~the~~ this clause (iv) or any other provision that expressly conflicts with the foregoing, the Odeon Notes outstanding on the Issue Date may be replaced or refinanced with Upsized Term Loan Refinancing Debt ~~if (a) the Term Loan Obligations or any Permitted Refinancing thereof provides AMC, the Company and all of the Subsidiary Guarantors the ability to (i) refinance the Odeon Notes with Upsized Term Loan Refinancing Debt and (ii) refinance the Notes with such Upsized Term Loan Refinancing Debt (regardless of whether the refinancings of the Odeon Notes and the Notes occur at the same or different times so long as the permissions are both created prior to any refinancing described in clause (i); provided further, if the Odeon Notes are replaced with Upsized Term Loan Refinancing Debt prior to a refinancing of the Notes with Upsized Term Loan Refinancing Debt, such Upsized Term Loan Refinancing Debt with respect to the refinanced Odeon Notes shall not result in a downgrade of the facility-level first lien ratings at the time of such refinancing~~;”

A-1

•	Clause (xxx) of Section 4.05(b) of the Indenture shall be amended and restated in its entirety as follows:

“(xxx) at any time that there are no New Exchangeable Notes outstanding, Indebtedness up to an aggregate outstanding principal amount not to exceed $50,000,000;”

A-2

Exhibit B

Indemnity

1.              Indemnification by AMC. To the extent permitted by applicable law, AMC will, with respect to any Shares covered by a registration statement, prospectus or prospectus supplement as to which registration, qualification or compliance under the Securities Act or applicable “blue sky” laws has been effected pursuant to this Letter Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, representatives, employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “AMC Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (but limited, in the case of legal fees and expenses, to the reasonable and documented fees and other expenses of one counsel to all Indemnified Persons and, if reasonably necessary, one local counsel), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof including reasonable expenses of investigation) (collectively, “Losses”) to the extent arising out of, caused by or based on any untrue statement (or alleged untrue statement) of a material fact contained or incorporated in any registration statement, prospectus or preliminary prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or any violation or alleged violation by AMC of the Securities Act, the Exchange Act or any state securities laws, or any rule or regulation thereunder, in connection with the performance of its obligations under this Letter Agreement, and AMC shall reimburse each AMC Indemnified Party for any reasonable and documented legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any lawsuit, claim or action relating thereto; provided that AMC’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of AMC (which consent shall not be unreasonably withheld or delayed), nor shall AMC be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to AMC by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.

2.              Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Shares held by such Holder are included in the securities as to which registration or qualification or compliance under the Securities Act or applicable “blue sky” laws is being effected, indemnify and hold harmless, severally and not jointly with any other Holders of Shares, AMC, each of its directors, officers, employees, representatives and each Person who controls AMC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of, caused by or based on any untrue statement (or alleged untrue statement) of a material fact contained or incorporated in any registration statement, prospectus or preliminary prospectus, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any lawsuit, claim or action relating thereto, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or prospectus supplement in reliance upon and in conformity with written information regarding such Holder furnished to AMC by such Holder or its authorized representatives specifically for use therein; provided, however, that in no event shall any indemnity under this Section 2 payable by any Holder exceed an amount equal to the net proceeds received by such Holder in respect of the Shares sold pursuant to the applicable registration statement, prospectus or prospectus supplement, as the case may be. The indemnity agreement contained in this paragraph shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

3.              Notification. If any Person shall be entitled to indemnification under this Exhibit B (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay, (iii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party or (iv) the Indemnifying Party agrees to pay such fees and expenses. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Exhibit B only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. The indemnity agreements contained in this Exhibit B shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Exhibit B shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

4.              Contribution. If the indemnification provided for in this Exhibit B is held by a court of competent jurisdiction to be unavailable to an Indemnified Party other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Exhibit B, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party, on the one hand, or such Indemnified Party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. AMC and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 4. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 4 will be limited to an amount equal to the net proceeds received by such Holder in respect of the Shares sold pursuant to the registration statement, prospectus or prospectus supplement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.